Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Form S-8 (No. 333495549, No. 333-89908, No. 33345463, No. 333-55604, No. 333-63762, No. 333-47190, No. 333-111511, and 333-120455)and Form S-3 (No. 333-47034, No. 333-47184, No. 333-47190, No. 333-70337, No. 333-102847, No. 333-102391, No. 333-101303, No. 333-100080, No. 333-89974, and No. 333-86438) of Wave Wireless Corporation of our report dated February 17, 2006, relating to the financial statements, which appear in this Form 10-KSB.

/s/ AIDMAN, PISER & COMPANY, P.A.

Tampa, Florida
March 23, 2006